EX-35.3
(logo) MIDLAND    (logo) PNC
       LOAN              REAL ESTATE
       SERVICES


ANNUAL STATEMENT OF COMPLIANCE

of

PNC BANK, NATIONAL ASSOCIATION

d/b/a MIDLAND LOAN SERVICES

Pursuant to the requirements of the applicable Servicing Agreement for the transactions listed on Schedule I hereto, the undersigned, Steven W. Smith, as Executive Vice President of Midland Loan Services, a division of PNC Bank, National Association, hereby certifies, subject to any limitations listed on
Schedule I hereto, as of the date hereof, solely in his capacity as an officer and not in his individual capacity, as follows:

1. A review of the Servicer's activities during the calendar year 2013 (the "Reporting Period") and of its performance under the Agreement has been made under the undersigned officer's supervision; and
2. To the best of the undersigned officer's knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout the Reporting Period.


PNC Bank, National Association
d/b/a Midland Loan Services

/s/ Steven W. Smith
Steven W. Smith
Executive Vice President


Member of The PNC Financial Services Group
10851 Mastin Boulevard  Overland Park, Kansas 66210
800-327-8083
www.pnc.com/midland


(page)


Schedule I

Wells Fargo Bank, N.A.
Direct Email:  ctsservicercomplianceteam@wellsfargo.com


Recipient Role                      Deal Name                                                Series Number         Midland Role
Depositor                           Banc of America Commercial Mortgage Inc.                 Series 2007-5         Primary Servicer
Depositor                           Banc of America Commercial Mortgage Inc.                 Series 2007-4         Primary Servicer
  Sawgrass Mills whole loan
Depositor                           Banc of America Commercial Mortgage Inc.                 Series 2007-3         Primary Servicer
Depositor                           Banc of America Commercial Mortgage Inc.                 Series 2007-2         Primary Servicer
Depositor                           Banc of America Commercial Mortgage Inc.                 Series 2007-1         Primary Servicer
Depositor                           Banc of America Commercial Mortgage Inc.                 Series 2006-1         Special Servicer
Depositor                           Banc of America Merril Lynch Large Loan                  Series 2012 CLRN      Special Servicer
Depositor                           Bank of America Merrill Lynch Commercial Mortgage Inc.   Series 2013-C8        Master and
                                                                                                                   Special Servicer
  Master and Special Servicer of the Chrysler East Building loan under the MSBAM 2013-C7 PSA
Depositor                           Bank of America Merrill Lynch Commercial Mortgage Inc.   Series 2013-C11       Special Servicer
  Master and Special Servicer of the Southdale Center loan under the MSBAM 2013-C10 PSA
  Special Servicer of the Marriott Chicago Hotel River North loan under the MSBAML 2013-C12 PSA
Depositor                           Bank of America Merril Lynch Large Loan                  Series 2012-OSI       Special Servicer
Depositor                           Bank of America Merril Lynch Large Loan                  Series 2011-FSHN      Special Servicer
Depositor                           Merrill Lynch Mortgage Trust                             Series 2008-C1        Master and
                                                                                                                   Special Servicer
Depositor                           Merrill Lynch Mortgage Trust                             Series 2006-C1        Master and
                                                                                                                   Special Servicer
Depositor                           ML-CFC Commercial Mortgage Trust                         Series 2007-9         Master and
                                                                                                                   Special Servicer
  Farralon whole loan
Depositor                           ML-CFC Commercial Mortgage Trust                         Series 2007-7         Master and
                                                                                                                   Special Servicer
Depositor                           ML-CFC Commercial Mortgage Trust                         Series 2006-4         Master Servicer
Depositor                           ML-CFC Commercial Mortgage Trust                         Series 2006-3         Master Servicer
Depositor                           ML-CFC Commercial Mortgage Trust                         Series 2006-4         Master Servicer
Depositor                           ML-CFC Commercial Mortgage Trust                         Series 2006-1         Special Servicer
